Exhibit 10.4

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

        This Agreement is made as of                        , 2007 by and between Hicks Acquisition Company I, Inc. (the "Company") and Continental Stock Transfer & Trust Company ("Trustee").

        WHEREAS, the Company has entered into an Underwriting Agreement with Citigroup Global Markets Inc. as representative of the several underwriters (the "Underwriters") named therein, relating to the Company's initial public offering (the "Offering") of the Company's common stock, par value $0.0001 per share (the "Common Stock") and warrants to purchase the Company's common stock (the "Warrants") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") and prospectus (the "Prospectus") which has been declared effective as of the date hereof by the Securities and Exchange Commission; and

        WHEREAS, as described in the Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), $390,000,000 of the gross proceeds of the Offering and sale of the Sponsor Private Placement Warrants (or $447,600,000 if the Underwriters' over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's Common Stock issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the "Property", the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the Company will be referred to together as the "Beneficiaries"); and

        WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

        IT IS AGREED:

        1.     Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

          (a)   Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the "Trust Account") established by the Trustee;

          (b)   Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

          (c)   In a timely manner, invest and reinvest the Property in United States government securities treasury bills with a maturity of 180 days or less or in money market funds meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of of 1940, as amended, as determined by the Company;

          (d)   Collect and receive, when due, all interest arising from the Property, which shall become part of the "Property," as such term is used herein;

          (e)   Promptly notify the Company and Citigroup Global Markets Inc. of all communications received by it with respect to any Property requiring action by the Company;

          (f)    Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company's preparation of the tax returns relating to assets held in the Trust Account;

          (g)   Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

          (h)   Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

          (i)    Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter ("Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Operating Officer or Chairman of the Board or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee understands and agrees that, except as provided in Section 1(i) hereof, disbursements from the Trust Account shall be made only pursuant to the terms of a duly executed Tax Payment Withdrawal Instruction or Interest Withdrawal Instruction, as set forth in Section 1(j) or 1(k), as the case may be; provided however, that in the event that a Termination Letter has not been received by the Business Combination Deadline Date (as determined in accordance with this Section 1(i)), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the stockholders of record on the Business Combination Deadline Date. The "Business Combination Deadline Date" means the date that is 24 months after the date of the final prospectus filed with the Securities and Exchange Commission relating to the Offering. The provisions of this Section 1(i) may not be modified, amended or deleted under any circumstances. "Business Combination" means a business combination with one or more target businesses that have an aggregate fair market value of at least 80% of the initial amount held in the Trust Account (excluding the amount held in the Trust Account representing the Underwriters' deferred commission).

          (j)    Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a "Tax Payment Withdrawal Instruction"), the Trustee shall distribute to the Company the amount requested by the Company to cover any income or franchise tax obligation owed by the Company as a result of interest or other income earned on the funds held in the Trust Account, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the relevant taxing authority.

          (k)   Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (an "Interest Withdrawal Instruction"), the Trustee shall distribute to the Company the amount requested by the Company to be used for working capital requirements; provided, however, that the aggregate amount of all such distributions shall not exceed $4,750,000, in the event the Underwiters' over-allotment option in the Offering is not exercised, or $5,462,500 if the Underwiters' over-allotment option in the Offering is exercised in full (or, if the size of the Offering is increased or decreased, such greater or lesser amount as shall be set forth in the Prospectus); and

          (l)    The limited distributions referred to in Sections 1(i) and 1(j) above shall be made only from interest collected on the Property and, in the case of Section 1(j), the aggregate amount distributed by the Trustee to the Company may not exceed $4,750,000, in the event the Underwiters' over-allotment option in the Offering is not exercised, or $5,462,500 if the Underwiters' over-allotment option in the Offering is exercised in full (or, if the size of the Offering is increased or decreased, such greater or lesser amount as shall be set forth in the Prospectus), less any applicable income taxes on the Property. Except as provided in Sections 1(i), 1(j) and 1(k), no other distributions from the Trust Account shall be permitted.

        2.     Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

          (a)   Give all instructions to the Trustee hereunder in writing, signed by the Company's Chairman of the Board or Chief Operating Officer or other authorized officer. In addition, except with respect to its duties under Sections 1(j) and 1(k) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

          (b)   Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel; and

          (c)   Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 1(j) or 1(k) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until it is distributed to the Company pursuant to Section 1(j) or 1(k). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the Offering and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c) and as may be provided in Section 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections); and

          (d)   In connection with any vote of the Company's Public Stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of the Public Stockholders regarding such Business Combination.

          (e)   Provide Citigroup Global Markets Inc. with a copy of any Termination Letters and/or any other correspondence that it sends to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same.

          (f)    Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement.

        3.     Limitations of Liability. The Trustee shall have no responsibility or liability for:

          (a)   Taking any action with respect to the Property, other than as directed in Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

          (b)   Instituting any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

          (c)   Refunding any depreciation in principal of any Property;

          (d)   Assuming that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

          (e)   Any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct whether to the other parties hereto or anyone else. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

          (f)    Verifying the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

          (g)   Filing information returns with the United States Internal Revenue Service and payee statements with the Company, documenting the taxes payable by the Company, if any, relating to interest earned on the Property.

          (h)   Preparing, executing and filing tax reports, income or other tax returns and paying any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, income tax obligations (it being expressly understood that, as set forth in Section 1(j), if there is any income tax obligation relating to the income of the Property in the Trust Account, then, only at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account in an amount specified by the Company as owing to the applicable tax authority), which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority.

          (i)    Verifying calculations, qualifying or otherwise approving Company requests for distributions pursuant to Section 1(j), 1(k) and 1(l).

        4.     Trust Account Waiver. The Trustee has no right, title, interest or claim of any kind ("Claim") in or to any monies in the Trust Account, and hereby waives any claim in or to any monies in the Trust Account it may have in the future.

        5.     Termination. This Agreement shall terminate as follows:

          (a)   If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the

  Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

          (b)   At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

        6.     Miscellaneous.

          (a)   The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit E. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

          (b)   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

          (c)   This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made to Sections 1(i) without the consent of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third party beneficiary of this Section 6(c) with the same right and power to enforce this Section 6(c) as either of the parties hereto. For purposes of this Section 6(c), the "consent of the Public Stockholders" means receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that either (a) 70% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended ("DGCL"), have voted in favor of such change, amendment or modification or (b) 70% of the Public Stockholders of record as of the record date has delivered to such entity a signed writing approving such change, amendment or modification.

          (d)   The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

          (e)   Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

    if to the Trustee, to:

      Continental Stock Transfer & Trust Company
      17 Battery Place
      New York, New York 10004
      Attn: Steven G. Nelson
      Fax No.: (212) 509-5150

    if to the Company, to:

      Hicks Acquisition Company I, Inc.
      100 Crescent Court, Suite 1200
      Dallas, Texas 75201
      Attn: Joseph B. Armes
      Fax No.: (214) 615-2221

    in either case with a copy to:

      Citigroup Global Markets Inc.
      388 Greenwich Street
      New York, New York 10013
      Attn: General Counsel
      Fax No.: (212) 816-7912

    and

      Akin Gump Strauss Hauer & Feld LLP
      590 Madison Avenue
      New York, New York 10022
      Attn: Bruce Mendelsohn
      Fax No.: (212) 872-1002

    and

      Bingham McCutchen LLP
      399 Park Avenue
      New York, New York 10022
      Attn: Ann F. Chamberlain
      Fax No.: (212) 702-3604

          (f)    This Agreement may not be assigned by the Trustee without the prior consent of the Company and Citigroup Global Markets Inc.

          (g)   Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

          (h)   Each of the Company and the Trustee hereby acknowledge that Citigroup Global Markets Inc. is a third party beneficiary of this Agreement and the Public Stockholders, solely for purposes of Section 6(c) hereof, are third party beneficiaries of this Agreement.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee
By:
Name:
Title:
Hicks Acquisition Company I, Inc.
By:	Joseph B. Armes President, Chief Executive Officer and Chief Financial Officer

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of Offering by wire transfer	$1,000
Annual fee	First year, initial closing of Offering by wire transfer; thereafter on the anniversary of the effective date of the Offering by wire transfer or check	$3,000
Transaction processing fee for disbursements to Company under Sections 1(g), 1(i) and 1(k)	Deduction by Trustee from accumulated income following disbursement made to Company under Section 2	$250

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson

  Re:
  Trust Account No.                        Termination Letter

Gentlemen:

        Pursuant to Section 1(j) of the Investment Management Trust Agreement between Hicks Acquisition Company I, Inc. ("Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of                         , 2007 ("Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with                        ("Target Business") to consummate a business combination with Target Business ("Business Combination") on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination ("Consummation Date").

        In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

        On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated ("Counsel's Letter") and (ii) the Company shall deliver to you (a) [an affidavit] [a certificate] of                        , which verifies the vote of the Company's stockholders in connection with the Business Combination and (b) written instructions with respect to the transfer of the funds held in the Trust Account ("Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Counsel's Letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated and the Trust Account closed.

        In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall, upon written instruction from the Company, be redeposited as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,
Hicks Acquisition Company I, Inc.
By:
Name:
Title:

cc:

        Citigroup Global Markets Inc.

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EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson

  Re:
  Trust Account No.                        Termination Letter

Gentlemen:

        Pursuant to Section 1(j) of the Investment Management Trust Agreement between Hicks Acquisition Company I, Inc. ("Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of                         , 2007 ("Trust Agreement"), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company prior to the Business Combination Deadline Date. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

        In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable to stockholders of record on the Business Combination Deadline Date. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer ("Transfer Date") in accordance with the terms of the Trust Agreement and the Certificate of Incorporation. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and the Certificate of Incorporation and you shall oversee the distribution of the funds. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,
Hicks Acquisition Company I, Inc.
By:
Name:
Title:
cc:
Citigroup Global Markets Inc.

B-1

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson

  Re:
  Trust Account No.

Gentlemen:

        Pursuant to Section 1(j) of the Investment Management Trust Agreement between Hicks Acquisition Company I, Inc. ("Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of                         , 2007 ("Trust Agreement"), this is to advise you that the Company hereby requests that you deliver to the Company $            of the income earned on the Property as of the date hereof. The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company's operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,
Hicks Acquisition Company I, Inc.
By:
Name:
Title:
cc:
Citigroup Global Markets Inc.

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EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven Nelson

  Re:
  Trust Account No.

Gentlemen:

        Pursuant to Section 1(k) of the Investment Management Trust Agreement between Hicks Acquisition Company I, Inc. ("Company") and Continental Stock Transfer & Trust Company ("Trustee"), dated as of                        , 2007 ("Trust Agreement"), this is to advise you that the Company hereby requests that you deliver to the Company $            of the interest, net of the taxes payable on such interest, earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 1(l), if any, the maximum amount set forth in Section 1(k). The Company needs such funds to cover its expenses relating to investigating and selecting a target business and other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company's operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,
Hicks Acquisition Company I, Inc.
By:
Name:
Title:
cc:
Citigroup Global Markets Inc.

D-1

EXHIBIT E

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)
Company:
Hicks Acquisition Company I, Inc. 100 Crescent Court, Suite 1200 Dallas, Texas 75201 Attn: Joseph B. Armes	(214) 615-2300
Trustee:
Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Frank A. Di Paolo, CFO	(212) 845-3270

E-1